TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358

INFORMATION STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2007

This Information Statement is furnished by Telos Corporation, a Maryland corporation (“Telos” or the “Company”), to the holders of the Company’s 12% Cumulative Exchangeable Redeemable Preferred Stock (“Public Preferred Stock”) in connection with the Special Meeting of Stockholders (“Special Meeting”) of the Company to be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia 20147–2358 on May 31, 2007 at 9:30 a.m., Eastern Standard Time, or any adjournment of the Special Meeting, for the purpose of electing two Class D Directors to the Board of Directors, to serve until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified. Notice of the Special Meeting was mailed to holders of the Company’s Public Preferred Stock on or about March 8, 2007.

This Information Statement is being mailed to holders of the Public Preferred Stock on or about May 11, 2007.

Stockholders who own Public Preferred Stock may attend the meeting and vote their shares in person.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND THE COMPANY A PROXY.

Voting Procedures

The record date for determining the stockholders entitled to vote at the Special Meeting was March 8, 2007 (“Record Date”). As of the Record Date, there were 3,185,586 shares of Public Preferred Stock outstanding. Each holder of Public Preferred Stock is entitled to one vote per share of Public Preferred Stock held. Cumulative voting is not permitted. Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of Public Preferred Stock entitled to vote at the Special Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors.

Each stockholder may vote by attending the Special Meeting. Beneficial owners of the Company’s Public Preferred Stock that is held by a bank, broker or other nominee must provide adequate proof of ownership. In addition, due to the security requirements of the corporate facility, personal identification will be required for admission to the Special Meeting.

Class D Director Nominees

The Company has received from the holders of the Company’s Public Preferred Stock the names of the following two individuals for election as Class D directors.

Seth W. Hamot, Nominee

Mr. Hamot (age 44) was nominated in March 2007 by Costa Brava Partnership III L.P. Since 1997, Mr. Hamot has been the Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) and the owner of its corporate predecessor Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Hamot is also the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot is currently a director of Bradley Pharmaceuticals Inc. and serves as a member of that company’s audit committee.

Andrew R. Siegel, Nominee

Mr. Siegel (age 38) was nominated in March 2007 by Costa Brava Partnership III L.P. Since 2005, Mr. Siegel has been a Senior Vice President of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”). RRHCM is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Siegel is currently a director of TechTeam Global Inc. and serves as a member of that company’s audit committee.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information as of March 31, 2007 concerning persons known by the Company to be beneficial owners of more than 5% of any class of the Company’s voting securities, as well as concerning each class of equity securities of the Company beneficially owned by all directors and nominees, each of the officers listed in the Summary Compensation Table included under Item 11, Executive Compensation — Summary Compensation Table, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and the directors and executive officers of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of March 31, 2007	Percent of Class
Class A Common Stock	John R.C. Porter Chalet Petit Monde 1936 Verbier Switzerland	15,801,802 shares	74.64%

Class A Common Stock	Telos Corporation Shared Savings Plan 19886 Ashburn Road Ashburn, VA 20147	3,658,536 shares	17.28%

Class B Common Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	1,681,960 shares (A)	41.66%

Class B Common Stock	Graphite Enterprise Trust LP Berkley Square House, 4th Floor London W1J 6BQ England	420,490 shares (A)	10.41%

Class B Common Stock	North Atlantic Small Companies Investment Trust PLC North Atlantic Value LLP, Ground Floor Ryder Court, 14 Ryder Street London SW1Y 6QB	1,186,720 shares	29.39%

Class B Common Stock	Cudd & Company c/o Chase Manhattan Bank Corporate Actions Department Four New York Plaza, 11th Floor New York, NY 10004	669,888 shares	16.59%

Class A Common Stock	John B. Wood	548,075 shares (B)	2.53%

Class A Common Stock	Robert J. Marino	754,549 shares (B)	3.45%

Class A Common Stock	Michael P. Flaherty	436,245 shares (B)	2.02%

Class A Common Stock	Edward L. Williams	457,103 shares (B)	2.12%

Class A Common Stock	Michele Nakazawa	6,218 shares (B)	0.03%

Class A Common Stock	David Borland	12,000 shares (C)	0.06%

Class A Common Stock	All officers and directors As a group (8 persons)	2,379,903 shares (D)	10.20%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of March 31, 2007	Percent of Class

Series A-1 Redeemable Preferred Stock	North Atlantic Small Companies Investment Trust PLC North Atlantic Value LLP, Ground Floor Ryder Court, 14 Ryder Street London SW1Y 6QB	99 shares	7.94%

Series A-1 Redeemable Preferred Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	140 shares	11.17%

Series A-1 Redeemable Preferred Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva Switzerland	908 shares	72.62%

Series A-2 Redeemable Preferred Stock	North Atlantic Small Companies Investment Trust PLC North Atlantic Value LLP, Ground Floor Ryder Court, 14 Ryder Street London SW1Y 6QB	139 shares	7.94%

Series A-2 Redeemable Preferred Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	196 shares	11.17%

Series A-2 Redeemable Preferred Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva Switzerland	1,271 shares	72.62%

12% Cumulative Exchangeable Redeemable Preferred Stock	Value Partners, Ltd. Ewing & Partners Timothy G. Ewing 4514 Cole Avenue, Suite 808 Dallas, TX 75205	501,317 shares (E)	15.74%

12% Cumulative Exchangeable Redeemable Preferred Stock	Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Channel Partnership II, L.P. Wynnefield Small Cap Value Offshore Fund, Ltd. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Nelson Obus Joshua Landes 450 Seventh Avenue, Suite 509 New York, NY 10123	373,500 shares (F)	11.72%

12% Cumulative Exchangeable Redeemable Preferred Stock	Athena Capital Management, Inc. Minerva Group, LP David P. Cohen 4 Tower Bridge #222 200 Barr Harbor Drive West Conshohocken, PA 19428	163,072 shares (G)	5.12%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of March 31, 2007	Percent of Class

12% Cumulative Exchangeable Redeemable Preferred Stock	Victor Morgenstern Faye Morgenstern Judd Morgenstern Morningstar Trust — Faye Morgenstern Trustee c/o Harris Associates, LP Two North LaSalle Street, Suite 500 Chicago, IL 60602	182,000 (H)	5.71%

12% Cumulative Exchangeable Redeemable Preferred Stock	Costa Brava Partnership III, LP Roark, Rearden & Hamot, LLC Seth W. Hamot White Bay Capital Management, LLC Andrew R. Siegel 237 Park Avenue, Suite 800 New York, NY 10017	521,287 (I)	16.36%

12% Cumulative Exchangeable Redeemable Preferred Stock	Grand Slam Asset Management, LLC Grand Slam Capital Master Fund, Ltd. 2200 Fletcher Avenue Fort Lee, New Jersey 07024	164,477 (J)	5.16%

(A)	Graphite Enterprise Trust PLC and Graphite Enterprise Trust LP did not provide the Company with the addresses of the respective beneficial owners.

(B)	Messrs. Wood, Marino and Williams hold 8,392; 2,052; and 70,976 shares of the Company’s Class A Common Stock, respectively. In addition, the common stock holdings of Messrs. Wood, Marino, Flaherty, Williams and Ms. Nakazawa include 39,683; 25,597; 6,245; 31,127; and 218 shares of the Company’s Class A Common Stock, respectively, held for their beneficial interest by the Telos Corporation Savings Plan. Messrs. Wood, Marino, Flaherty, Williams and Ms. Nakazawa hold options to acquire 500,000; 726,900; 430,000; 355,000; and 6,000 shares of the Company’s Class A Common Stock, respectively, in addition to their current common stock holdings. This table includes shares which may be purchased upon exercise of the options which are exercisable within 60 days of March 31, 2007.

(C)	These holdings are comprised of vested options.

(D)	The common stock holdings of the Company’s officers and directors as a group include 81,420 shares of the Company’s Class A Common Stock; 140,583 shares of the Company’s Class A Common Stock held for their beneficial interest by the Telos Corporation Savings Plan, and, under the Company’s stock option plan and certain stock option agreements, options to acquire 2,157,900 shares of Class A Common Stock exercisable within 60 days of March 31, 2007.

(E)	Value Partners Ltd. (“VP”), Ewing & Partners (“E&P”), and Timothy G. Ewing have filed a joint Schedule 13D under which they disclosed that they may act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it might be deemed to beneficially own the aggregate of 501,317 shares of the Public Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, VP has the sole power to vote or direct the vote and the sole power to dispose and to direct the disposition of, and E&P and Timothy G. Ewing have the shared power to vote or direct the vote and the shared power to dispose and to direct the disposition of 501,317 shares.

(F)	Wynnefield Partners Small Cap Value, L.P., (“WPSCV”), Wynnefield Partners Small Cap Value L.P. I (“WPSCVI”), Channel Partnership II, L.P. (“CP”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Mr. Nelson Obus and Mr. Joshua H. Landes have filed a joint Schedule 13D under which they disclosed that they may be deemed to act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act and that such group might be deemed to beneficially own the aggregate of 373,500 shares of the Public Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, WCM is the sole general partner of WPSCV and WPSCVI and has the sole power to direct the voting and disposition of the shares beneficially owned by WPSCV and WPSCVI. Messrs. Obus and Landes are the co-managing members of WCM and each shares with the other the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own. WCI is the sole investment manager of WSCVOF and has the sole power to direct the voting and disposition of the shares that WSCVOF beneficially owns.

Messrs. Obus and Landes are executive officers of WCI and each shares with the other the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own. Mr. Obus is the general partner of CP and has the sole power to direct the voting and disposition of the shares beneficially owned by CP. WPSCV has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 131,800 shares. WSCVOF has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 85,400 shares. WPSCVI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 142,800 shares. CP has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 13,500 shares. Mr. Obus has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 13,500 shares, and shared power to vote or direct the vote and the sole power to dispose or direct the disposition of 360,000 shares. Mr. Landes has shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 360,000 shares. WCM has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 274,600 shares. WCI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 85,400 shares.

(G)	Athena Capital Management, Inc. (“ACM”), Minerva Group, LP (“MG”), and Mr. David Cohen have filed a joint Schedule 13G pursuant to which ACM has the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of 111,429 shares; MG and Mr. Cohen have the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 44,210 and 7,433 shares, respectively.

(H)	Victor Morgenstern (“VM”), Faye Morgenstern (“FM”), Judd Morgenstern (“JM”) and Morningstar Trust — Faye Morgenstern Trustee (“MT”) have filed a joint Schedule 13D in which VM has the sole power to vote and dispose of 50,000 shares, and the shared power to dispose of 132,000 shares; FM has the sole power to vote or direct the vote of 17,000 shares and shared power to dispose or direct the disposition of 92,000 shares; JM has the sole power to vote or direct the vote of 40,000 shares and shared power to dispose or direct the disposition of 115,000 shares; MT has the sole power to vote or direct the vote of and shared power to dispose or direct the disposition of 75,000 shares.

(I)	Costa Brava Partnership III, LP (“CBP”), Roark, Rearden & Hamot, LLC (“RRH”), White Bay Capital Management, LLC (“WBCM”). Mr. Seth W. Hamot and Mr. Andrew R. Siegel have filed a joint Schedule 13D in which CBP has the sole power to vote or to direct the vote and to dispose or direct the disposition of 506,811 shares; RRH, WBCM and Mr. Hamot have the shared power to vote or to direct the vote and dispose or direct the disposition of 506,811 shares; Mr. Siegel has the sole power to vote or direct the vote and to dispose or direct the disposition of 14,476 shares, and the shared power to vote and dispose or direct the vote or disposition of 506,811 shares.

(J)	Grand Slam Asset Management, LLC (“GSAM”) and Grand Slam Capital Master Fund, Ltd. (“GSCMF”) have filed a joint Schedule 13D in which GSCMF directly owns and has the power to vote or direct the vote and to dispose or direct the disposition of 164,477 shares. GSAM may be deemed to control GSCMF, directly or indirectly, GSAM may be deemed to have shared power to vote or direct the vote and dispose or direct the disposition of the shares and may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3 under the Exchange Act, to beneficially own the shares held by GSCMF.

Section 16(a) Beneficial Ownership Reporting Compliance

Information concerning section 16(a) beneficial ownership reporting compliance is set forth in the subsection entitled “Section 16(a) Beneficial Ownership Reporting Compliance” of Item 10, page 56, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which subsection is incorporated into this Information Statement by reference thereto.

Biographical Information of Directors and Executive Officers

Biographical information concerning the Company’s current directors and executive officers is set forth under Item 10, Directors, Executive Officers and Corporate Governance, beginning on page 53 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated into this Information Statement by reference thereto. The term of each of the Class D Directors to be elected at the Special Meeting continues until the next annual meeting of stockholders and until his/her successor is elected and qualified, except that any directorships held by the Class D Directors will terminate whenever all accumulated dividends on the Public Preferred Stock have been paid.

Corporate Governance

Information concerning director independence, board meeting and annual meeting attendance, and board committee information is set forth under Item 10, Directors, Executive Officers and Corporate Governance, beginning on page 53 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated into this Information Statement by reference thereto.

Meetings of the Committees of the Board of Directors

The Audit Committee was established to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and systems of internal controls. In 2006, the Audit Committee met nine times.

The Management Development and Compensation Committee was established for the purpose of reviewing, determining and approving all forms of compensation to be provided to the Company’s executive officers and directors, and any stock compensation to be provided to all employees. The Management Development and Compensation Committee formally met two times during the year 2006.

The Nominating and Corporate Governance Committee was established to make recommendations regarding Board nominations and to monitor the implementation of corporate governance rules and regulations. The Nominating and Corporate Governance Committee held six meetings in 2006.

Board of Directors Nomination Process

Board members are nominated pursuant to the following policy: The Nominating and Corporate Governance Committee identifies potential candidates for first-time nomination as a director by using a variety of sources such as recommendations from the Company’s management, current Board members, stockholders, and contacts in organizations served by the Company. Stockholders may nominate potential candidates by following the procedure set forth in the Company’s Bylaws: The process set forth in the Company’s Bylaws provides that, in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to the Company’s secretary at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Nominating and Corporate Governance Committee will consider any director nominees submitted by stockholders in accordance with these procedures.

The Nominating and Corporate Governance Committee then conducts an initial review of the potential candidate’s background, including whether he/she meets the minimum qualifications for Board members; whether the individual would be considered independent under NASD and SEC rules; and whether the individual would meet any additional requirements imposed by law or regulation on members of the Audit and/or Management Development and Compensation Committees of the Board. Among the requirements potential candidates should meet are the following: U.S. citizenship; eligibility for security clearance at top secret level; 10 years of corporate or related business experience, preferably having served on corporate Boards or committees; and familiarity with government contracts, the defense industry, and information technology and security. The evaluation process of a potential candidate’s background will not be treated differently whether or not he/she was nominated by a stockholder, except for nominations received from holders of Public Preferred Stock which are not subject to the Company’s nomination process.

If the initial candidate review is satisfactory, the Nominating and Corporate Governance Committee will arrange an introductory meeting with the candidate and the committee’s chairman or the Company’s CEO or with other directors to determine the potential candidate’s interest in serving on the Board. If the candidate is interested in serving on the Board and the Nominating and Corporate Governance Committee recommends further consideration, a comprehensive interview conducted by the Nominating and Corporate Governance Committee, the CEO, other members of the Board, and in some cases, key Company executives, follows. Upon successful conclusion of the review process, the Nominating and Corporate Governance Committee will present the candidate’s name to the Board of Directors for nomination as a director and inclusion in the Company’s Proxy Statement.

Stockholder Communications with Board of Directors

Stockholders wishing to communicate with the Board of Directors should contact the Corporate Secretary who will forward such communication to the appropriate committee of the Board of Directors. There have been no changes in the procedures by which shareholders may recommend nominees to the Company’s board of directors.

Audit Committee Report

The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements that were included in the Company’s Annual Report filed on Form 10-K for fiscal year ended December 31, 2006, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has received from the independent auditors the written disclosures and letter required by the Independence Standards Board in Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors’ independence from management and the Company, including SAS 61 (Codification of Statements on Auditing Standards (AU §380).

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Bernard C. Bailey
William M. Dvoranchik
Charles S. Mahan

Compensation of Executive Officers and Directors

Information concerning executive officer and director compensation is set forth under Item 11, Executive Compensation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 beginning on page 57, and is incorporated into this Information Statement by reference thereto.

Certain Relationships and Related Transactions

Information concerning certain relationships and related transactions is set forth under Item 13, Certain Relationships and Related Transactions, and Director Independence, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 beginning on page 66 and is incorporated into this Information Statement by reference thereto.

Legal Proceedings With 10% Beneficial Owner of the Company’s Stock

Information concerning the Company’s legal proceedings with Costa Brava is set forth in Note 13, Contingencies and Subsequent Events, under Item 8, Financial Statements and Supplementary Data, Legal Proceedings — Costa Brava Partnership III, L.P., beginning on page 51, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which information is incorporated into this Information Statement by reference thereto.

Independent Public Accountants

The Audit Committee has selected Goodman & Company, LLP (“Goodman”) to serve as the Company’s independent public account for the 2007 fiscal year. Information concerning the Company’s relationship with Goodman is set forth under Item 14, Principal Accountant Fees and Services, beginning on page 66 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated into this Information Statement by reference thereto. Representatives of Goodman are not expected to attend the Special Meeting and will therefore not have an opportunity to make a statement or respond to questions.

Other Matters

Neither the Board of Directors nor management intends to bring any matter for action at the Special Meeting of Stockholders other than the election of Class D directors described above.

Incorporation by Reference

We have elected to “incorporate by reference” certain information into this Information Statement. By incorporating by reference, we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for information incorporated by reference that is superseded by information contained in this Information Statement. This Information Statement incorporates by reference information from the following sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on April 23, 2007: Items 3, 10, 11, 13, and 14, as well as Item 8, Financial Statements and Supplementary Data — Note 13, Contingencies and Subsequent Events. A copy of the Annual Report on Form 10-K has been mailed to you along with this Information Statement.

TELOS CORPORATION

By:	/s/ Therese K. Hathaway Therese K. Hathaway, Corporate Secretary Ashburn, Virginia